                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Raytel Medical Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  RAYTEL LOGO

                                 April 16, 2001

Dear Stockholder:

     This year's annual meeting of stockholders will be held on Wednesday, May 9, 2001, at 10:00 a.m. local time, at the Doubletree Hotel at Bradley International Airport, 16 Ella Grasso Turnpike, in Windsor Locks, Connecticut. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

     A copy of the Company's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review Raytel Medical Corporation's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

                                          Very truly yours,

                                          /s/ RICHARD F. BADER
                                          Richard F. Bader
                                          Chairman of the Board and Chief
                                          Executive Officer

                                  RAYTEL LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2001

TO THE STOCKHOLDERS:

     Notice is hereby given that the annual meeting of the stockholders of Raytel Medical Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 9, 2001 at 10:00 a.m. local time, at the Doubletree Hotel at Bradley International Airport, 16 Ella Grasso Turnpike, in Windsor Locks, Connecticut, for the following purposes:

     1. To elect two (2) Class III directors to hold office for a three-year term and until their respective successors are elected and qualified.

     2. To consider and approve an amendment to our Certificate of Incorporation to effect a reverse split of the Company's outstanding Common Stock by a ratio of between 1-for-2 and 1-for-4.

     3. To consider, approve and ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 9, 2001 are entitled to vote at this meeting.

                                          By order of the Board of Directors,

                                          /s/ RICHARD F. BADER
                                          Richard F. Bader
                                          Chairman of the Board and Chief
                                          Executive Officer

                                   IMPORTANT:

PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS..........     1
  Solicitation and Voting of Proxies........................     1
  Record Date...............................................     1
  Revocability of Proxies...................................     1

ELECTION OF DIRECTORS.......................................     1
  Executive Officers and Directors..........................     2
  Board Meetings and Committees.............................     3
  Security Ownership of Certain Beneficial Owners and
     Management.............................................     4

EXECUTIVE COMPENSATION AND OTHER MATTERS....................     6
  Summary of Cash and Other Compensation....................     6
  Stock Option Grants During Fiscal Year....................     7
  Option Exercises and Year End Holdings....................     8
  Aggregate Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................     8
  Director Compensation.....................................     8
  Employment Agreements.....................................     9

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................    10

REPORT OF THE AUDIT COMMITTEE...............................    12

COMPARISON OF STOCKHOLDER RETURNS...........................    13

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....    14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    14

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
  EFFECT A ONE-FOR-FOUR REVERSE SPLIT OF THE OUTSTANDING
  SHARES OF COMMON STOCK....................................    15

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  AUDITORS..................................................    18

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................    19

APPENDIX A: CHARTER OF THE AUDIT COMMITTEE..................   A-1

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Raytel Medical Corporation, a Delaware corporation ("Raytel " or the "Company"), for use at its annual meeting of stockholders to be held on Wednesday, May 9, 2001, or any adjournment or postponement, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is April 16, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable out-of-pocket costs. Raytel has retained MacKenzie Partners, Inc. at a fee not to exceed $4,000 plus reimbursement of expenses, in the solicitation of proxies. The Company also may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

RECORD DATE

     Stockholders of record at the close of business on April 9, 2001 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 8,754,042 shares of Raytel Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes of directors serving staggered three-year terms. The Class I director is Mr. Thomas J. Fogarty, M.D., whose current term will end in 2002; the Class II directors are Gene I. Miller and Mary M. Lampe, whose current terms will end in 2003; and the Class III directors are Richard F. Bader and Allan Zinberg, whose current terms will end in 2001. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     The term of the Class III directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as the Class III directors of the Board of Directors at the meeting. Management's nominees for election to these positions are the current Class III members of the Board of Directors, Richard F. Bader and Allan Zinberg. If elected, each nominee will serve as a director until the Company's Annual Meeting of Stockholders in 2004 or until his successor is elected and qualified. If either of the nominees declines to serve or becomes unavailable for any reason, or if an additional vacancy occurs before the election the proxies may be voted for such substitute nominee as the Company may designate.

     If a quorum is present and voting, the two nominees for Class III directors receiving the highest number of votes will be elected as the Class III directors. Abstentions and broker non-votes have no effect on the vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of Raytel are as follows:

               NAME                 AGE                 POSITION
               ----                 ---                 --------
Richard F. Bader..................  63     Chairman of the Board of Directors
                                           and Chief Executive Officer
Jason Sholder.....................  56     Senior Vice President, Raytel
                                           Medical Corporation and President
                                           and Chief Operating Officer,
                                           Raytel Cardiac Services
Swapan Sen........................  47     Senior Vice President, Raytel
                                           Medical Corporation and President
                                           and Chief Operating Officer,
                                           Raytel Imaging Holdings, Inc.
John F. Lawler, Jr. ..............  54     Vice President and Chief Financial
                                           Officer
Thomas J. Fogarty, M.D. ..........  67     Director
Mary M. Lampe.....................  53     Director
Gene I. Miller....................  59     Director
Allan Zinberg.....................  59     Director and Secretary

     RICHARD F. BADER was a founder of Raytel in 1981 and has served as our Chief Executive Officer and as a director since our inception and as Chairman of our Board of Directors since April 1986. Mr. Bader also served as our President from our inception to May 1988 and again from May 1989 to December 1991, and as Chief Financial Officer from February 1990 to December 1991. Prior to founding Raytel, Mr. Bader was employed as President and Chief Executive Officer of Compression Labs, Inc., a developer of video teleconferencing equipment and digital signal compression technology, from 1977 to 1981, and of Integrated Microsystems, a manufacturer of semiconductor microsystems, from 1969 to 1975.

     JASON SHOLDER joined us in May 2000 as our Senior Vice President of Raytel Medical Corporation and President and Chief Operating Officer, Raytel Cardiac Services. From June 1997 to September 1999, Mr. Sholder served as President, Cardiac Assist Division, of Datascope Corporation, a manufacturer of cardiac intra-aortic balloon catheters and pumps. From February 1977 to September 1997, he worked at Pacesetter, Inc., a manufacturer of implantable cardiac pacemakers, where most recently he held the position of Senior Vice President, Technology.

     SWAPAN SEN has been a Senior Vice President of Raytel Medical Corporation since December 1997 and President and Chief Operating Officer of Raytel Imaging Holdings, Inc. since May 2000. Prior to that, he served as a of Vice Presidents of Raytel from February 1990, when he joined Raytel following the acquisition of Cardiac Datacorp, Inc. ("CDI"). Since our acquisition of Cardiovascular Ventures, Inc. ("CVI") in August 1997, Mr. Sen has had primary responsibilities for the day-to-day operations of Raytel's cardiovascular diagnostic facilities, and continues to have primary responsibility for the day-to-day operations of Raytel's imaging centers. From February 1990 to December 1991, he managed the three imaging centers associated with the CDI acquisition. From December 1985 to February 1990, Mr. Sen served in the same capacity with CDI.

     JOHN F. LAWLER, JR. has served as our Vice President and Chief Financial Officer since May 1999, prior to which he had served as our Vice President-Corporate Controller since March 1993. Mr. Lawler served as Corporate Controller of Zygo Corp., a manufacturer of measuring equipment and optical components, from September 1983 to March 1993. Prior to September 1983, he served with Raymond Industries, Inc., a diversified manufacturing company, and KPMG Peat Marwick.

     THOMAS J. FOGARTY, M.D. has served on our Board of Directors since November 1982. Dr. Fogarty is a cardiovascular surgeon and has served as Professor of Surgery at Stanford University Medical School since July 1993. He practiced with Pacific Coast Cardiac and Vascular Systems from 1971 to July 1993. Dr. Fogarty is also the founder and President of Fogarty Engineering, Inc. and Thomas Fogarty Winery and Vineyards. He has authored 85 patents in the field of catheter and cardiovascular instrumentation. Dr. Fogarty is a director of CardioThoracic Systems, Inc., and several privately held companies. In addition, he is general partner of a venture capital fund focused on the development of advanced cardiac care products.

     MARY M. LAMPE has been one of our directors since July 1999. Ms. Lampe has been the Executive Director and Chief Operating Officer for the Cardiovascular Research Foundation since February 1999. The Foundation is a non-profit organization that promotes excellence in interventional cardiology and vascular therapy through research and education. Prior to joining the Foundation, Ms. Lampe served for 15 years as the executive director of various national law firms and 8 years in hospital administration in Pennsylvania.

     GENE I. MILLER has been one of our directors since February 1989. Mr. Miller has been a general partner of Peregrine Ventures funds, a venture capital firm, since its inception in 1981. Mr. Miller serves on the boards of several privately held companies.

     ALLAN ZINBERG retired in December 1999 as our President and Chief Operating Officer, a capacity in which he served since December 1991. Mr. Zinberg joined us as President of our CDI subsidiary in February 1990, when we acquired CDI, and has served on our Board of Directors since that time. From June 1974 to February 1990, Mr. Zinberg was employed by CDI, where he served as a senior executive from June 1979 to February 1990.

     There are no family relationships among directors or executive officers of Raytel.

BOARD MEETINGS AND COMMITTEES.

     The Board of Directors of Raytel held seven regular meetings and six special meetings during the fiscal year ended September 30, 2000. The Board of Directors has a Compensation Committee, an Audit Committee, an Employee Stock Option Committee and a Nominating Committee. During the fiscal year ended September 30, 2000, no incumbent director attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors (held during the period in which such director served) and (ii) all meetings of committees of the Board on which such director served.

     The Compensation Committee currently consists of Dr. Fogarty, Ms. Lampe and Mr. Miller. The compensation committee reviews and recommends to the Board the compensation and benefits of all executive officers, and establishes and reviews general policies relating to compensation and benefits of Raytel's employees. The committee is responsible for reviewing the performance of Raytel's officers and making recommendations to the Board concerning salaries and incentive compensation for these officers. The Compensation Committee held one meeting during the fiscal year ended September 30, 2000.

     The Audit Committee currently consists of Mr. Miller and Ms. Lampe. The Audit Committee recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent auditors, including the results and scope of their audit. The Audit Committee held one meeting during the fiscal year ended September 30, 2000.

     The Employee Stock Option Committee currently consists of Messrs. Bader and Zinberg. The committee is authorized to grant stock options under Raytel's 2000 Stock Option Plan to employees of Raytel who are not executive officers. The employee stock option committee held one meeting during the fiscal year ended September 30, 2000.

     The Nominating Committee consists of Messrs. Bader and Miller. The committee was formed for purposes of identifying and evaluating the qualifications of all candidates for election to the Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Stockholders wishing to submit nominations must notify Raytel of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by Raytel. Such notice must include the information specified in Raytel's bylaws, a copy of which may be obtained from Raytel.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us relating to the beneficial ownership of our common stock by (i) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each Named Executive Officer, (iii) each director and (iv) all executive officers and directors as a group, as of December 31, 2000:

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY
                      NAME AND ADDRESS                          OWNED(1)      PERCENT(1)
                      ----------------                        ------------    ----------
State of Wisconsin Investment Board.........................   1,163,239         13.3
  P.O. Box 7842
  Madison, WI 53707
Heartland Advisers..........................................     880,000         10.1
  790 N. Milwaukee Street
  Milwaukee, WI 53202
Richard F. Bader(2).........................................     776,767          8.9
  c/o Raytel Medical Corporation
  2755 Campus Drive, Suite 200
  San Mateo, CA 94403
Hathaway & Associates, Ltd. ................................     732,000          8.4
  119 Rowayton Avenue
  Rowayton, CT 06853
Dimensional Fund Advisors, Inc. ............................     623,300          7.1
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Thomas J. Fogarty, M.D.(3)..................................     236,129          2.7
Allan Zinberg(4)............................................     176,743          2.0
Swapan Sen(5)...............................................      93,310          1.0
Gene I. Miller(6)...........................................      54,994            *
Jason Sholder(7)............................................      48,873            *
John F. Lawler, Jr.(8)......................................      16,375            *
Mary M. Lampe(9)............................................       2,000            *
All executive officers and directors as a group (9
  persons)(10)..............................................   1,405,191         16.1

---------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or will become exercisable within 60 days after December 31, 2000, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. In general, options granted under our 1983 Stock Option Plan , 1990 Stock Option Plan, 2000 Stock Option Plan and Directors Plan are exercisable to the extent they are vested. Options (or shares issued upon exercise thereof) vest over a period of two to four years from the date of grant. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. As of December 31, 2000, we had 8,751,755 shares of our common stock outstanding.

 (2) Includes 346,522 shares issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

 (3) Includes 161,935 shares held by the Lincoln Trust Company, Custodian FBO Thomas J. Fogarty IRA Rollover Account, and 65,194 shares held by the Fogarty Family Revocable Trust dated September 14, 1971, as amended and restated February 14, 1991. Also includes 9,000 shares issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

 (4) Includes 80,049 shares issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

 (5) Includes 88,310 shares issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

 (6) Includes 44,469 shares issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

 (7) All shares issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

 (8) Includes 12,375 shares issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

 (9) All shares are issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

(10) Includes 626,598 shares issuable upon exercise of stock options that are currently exercisable or will be fully exercisable within 60 days after December 31, 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth information concerning the compensation earned for services rendered to us during each of the fiscal years ended September 30, 1998, 1999 and 2000 by our Chief Executive Officer, our four other most highly compensated executive and one former executive officer who would have been among the four other most highly compensated executive officers had he remained an executive officer through September 30, 2000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                               ANNUAL COMPENSATION(1)      OPTIONS
                                     FISCAL    ----------------------      GRANTED        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR      SALARY        BONUS        (SHARES)      COMPENSATION
    ---------------------------      ------    ---------    ---------    ------------    ------------
Richard F. Bader...................   2000     $293,253     $ 75,000             --       $  10,497(3)
  Chairman of the Board and           1999     $299,760     $190,000       300,0000(2)    $  26,491(4)
  Chief Executive Officer             1998     $281,973     $150,000             --       $  10,588(5)
Jason Sholder(6)...................   2000     $111,393           --        250,000       $   1,837(3)
  Senior Vice President, Raytel
  Medical                             1999           --           --             --              --
  Corporation                         1998           --           --             --              --
  President and Chief Operating
  Officer, Raytel Cardiac Services
Swapan Sen.........................   2000     $216,555     $110,000        200,000       $  10,497(3)
  Senior Vice President, Raytel
  Medical                             1999     $186,895     $110,000         61,000(2)    $  22,886(4)
  Corporation                         1998     $167,797     $100,000         40,000       $  10,440(5)
  President and Chief Operating
  Officer, Raytel Imaging
  Holdings, Inc.
John F. Lawler, Jr. ...............   2000     $152,633     $  5,000             --       $  10,122(3)
  Vice President and Chief            1999     $137,525     $ 20,000          6,000       $  10,288(4)
  Financial Officer                   1998     $124,691     $ 16,500             --       $   9,255(5)
David E. Wertheimer, M.D. .........   2000     $420,000     $ 19,636             --       $      36(3)
  Former Senior Vice President(7)     1999     $350,000     $ 20,000         37,000       $      36(4)
                                      1998     $350,000           --         25,000       $      43(5)
Allan Zinberg(8)...................   2000     $293,253     $     --          6,000       $ 108,836(3)
  Former President and Chief          1999     $299,760     $ 75,000        100,000(2)    $  25,842(4)
  Operating Officer                   1998     $281,973     $150,000          5,000       $   9,720(5)

---------------
(1) Includes amounts (if any) deferred under our 401(k) Plan and our Executive Deferred Compensation Plan.

(2) Consists of options to purchase our common stock granted in replacement of repriced options.

(3) Includes matching contributions by Raytel under our 401(k) Plan, contributions by Raytel to the Pension Plan, auto allowances and life insurance premiums paid by Raytel for the benefit of the Named Executive Officer. The amounts representing 401(k) Plan contributions for the fiscal year 2000 are $2,625 for each of Messrs. Bader, Lawler and Sen, and $3,179 for Mr. Zinberg. The amounts representing Pension Plan contributions for the calendar year 1999 are $7,422 for each of Messrs. Bader, Zinberg and Sen. The amounts representing life insurance premiums are $450 for Messrs. Bader, Zinberg and Sen, $360 for Mr. Lawler, $60 for Mr. Sholder and $36 for Dr. Wertheimer. The amount paid to Mr. Zinberg also includes consulting fees and expenses of $36,890 paid to him pursuant to a consulting agreement between Mr. Zinberg and Raytel, director fees of $4,500 paid to Mr. Zinberg as an outside director and $56,395 representing the value of accrued but unused vacation time paid to Mr. Zinberg at retirement.

(4) Includes deferred compensation adjustment amounts of $15,993 for Mr. Bader, $15,093 for Mr. Zinberg and $12,066 for Mr. Sen. Also includes matching contributions by Raytel under the 401(k) Plan, contributions by Raytel to the Pension Plan and life insurance premiums paid by Raytel for the benefit of the Named Executive Officer. The amounts representing 401(k) Plan contributions for the fiscal year 1999 are $2,500 for Mr. Bader, $2,919 for Mr. Lawler, $2,822 for Mr. Sen and $2,751 for Mr. Zinberg. The amounts representing Pension Plan contributions for the calendar year 1998 are $7,548 for each of Messrs. Bader, Zinberg and Sen. The amounts representing life insurance premiums are $450 for Messrs. Bader, Zinberg and Sen, $360 for Mr. Lawler and $36 for Dr. Wertheimer.

(5) Includes matching contributions by Raytel under the 401(k) Plan, contributions by Raytel to the Pension Plan and life insurance premiums paid by Raytel for the benefit of the Named Executive Officer. The amounts representing 401(k) Plan contributions for the fiscal year 1998 are $2,500 for Mr. Bader, $2,683 for Mr. Lawler, $2,352 for Mr. Sen and $1,632 for Mr. Zinberg. The amounts representing Pension Plan contributions for the calendar year 1997 are $7,638 for each of Messrs. Bader, Zinberg and Sen, and $6,212 for Mr. Lawler. The amounts representing life insurance premiums for the fiscal year 1998 are $450 for Messrs. Bader, Zinberg and Sen, $360 for Mr. Lawler and $43 for Dr. Wertheimer.

(6) Mr. Sholder began employment with us on May 15, 2000. Mr. Sholder's annual salary is $300,000.

(7) Dr. Wertheimer resigned from our Board of Directors and from employment with us on March 9, 2001, in connection with the sale of our subsidiary, The Heart Institute of Port St. Lucie, Inc.

(8) Mr. Zinberg retired as an executive officer effective December 31, 1999. We continued to pay his salary during the remainder of the fiscal year pursuant to an employment agreement between Mr. Zinberg and Raytel.

STOCK OPTION GRANTS DURING FISCAL YEAR

     The following table sets forth information concerning grants of options to purchase Raytel's Common Stock made during the fiscal year ended September 30, 2000 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS IN FISCAL 2000
                              -----------------------------------------------------
                              NUMBER OF        % OF TOTAL                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                                SHARES          OPTIONS                                    ANNUAL RATES OF STOCK PRICE
                              UNDERLYING       GRANTED TO     EXERCISE                   APPRECIATION FOR OPTION TERM(1)
                               OPTIONS        EMPLOYEES IN     PRICE     EXPIRATION   --------------------------------------
            NAME               GRANTED       FISCAL YEAR(2)    ($/SH)       DATE       0%($)(3)       5%($)         10%($)
            ----              ----------     --------------   --------   ----------   ----------    ----------    ----------
Richard F. Bader............        --              --             --          --            --            --            --
Jason Sholder...............   175,625(4)         29.9%        $2.125     5/26/10            --      $230,075      $594,789
                                74,375(4)         12.7%        $1.806     5/26/10       $23,726      $123,120      $275,612
Swapan Sen..................    47,058(5)          8.0%        $2.125     5/26/10            --      $ 62,888      $159,372
                               152,942(5)         26.1%        $1.806     5/26/10       $48,789      $253,015      $566,387
John F. Lawler, Jr. ........        --              --             --          --            --            --            --
David E. Wertheimer,
  M.D. .....................        --              --             --          --            --            --            --
Allan Zinberg...............     6,000(6)          1.0%        $ 2.00     6/27/10            --      $  7,547      $ 19,125

---------------
(1) Potential realizable values are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of our future stock price. Actual gains, if any, on stock option exercise are dependent on our future financial performance, overall market conditions and the option holders' continued employment through the vesting period.

(2) We granted options to purchase an aggregate of 587,000 shares of our common stock in the fiscal year ended September 30, 2000.

(3) The fair market value of our common stock on the date of grant, based on the closing sale price of our common stock on the Nasdaq National Market, was $2.125 per share.

(4) The option vests and becomes exercisable at the rate of one quarter of the shares on May 15, 2001 and 1/48 of the shares monthly thereafter.

(5) The option vests and becomes exercisable at the rate of one quarter of the of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter.

(6) The option vests pursuant to the terms of our Outside Directors Stock Option Plan, the terms of which are disclosed in further detail under "Director Compensation."

OPTION EXERCISES AND FISCAL YEAR-END HOLDINGS

     The following table sets forth information concerning the exercise of stock options during the fiscal year ended September 30, 2000 and the stock options held as of September 30, 2000 by the Named Executive Officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SHARES UNDERLYING        VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                                  SEPTEMBER 30, 2000            SEPTEMBER 30, 2000(1)
                               SHARES ACQUIRED    VALUE     ------------------------------   ---------------------------
             NAME                ON EXERCISE     REALIZED   EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----              ---------------   --------   --------------   -------------   -----------   -------------
Richard F. Bader..............        --            --         346,522           75,000           --             --
Jason Sholder.................        --            --          52,082          197,918           --             --
Swapan Sen....................        --            --          75,810          204,189           --             --
John F. Lawler, Jr. ..........        --            --          12,375            2,625           --             --
David E. Wertheimer, M.D. ....        --            --          37,500           37,500           --             --
Allan Zinberg.................        --            --          79,799           30,251           --             --

---------------
(1) Based on the closing price of $1.25 for the Common Stock as quoted on the Nasdaq National Market on September 29, 2000, less the exercise price.

(2) Options granted prior to October 1, 1995, including options granted more recently in replacement of such options, are fully exercisable, subject to Raytel's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Options (or shares issued upon exercise thereof) vest over periods of two to four years from the date of grant.

DIRECTOR COMPENSATION

     Non-employee directors are entitled to a fee of $1,500 for each Board meeting they attend. In addition, our 1995 Outside Directors Stock Option Plan (the "Directors Plan") provides for formula-based grants of options to non-employee directors. The Directors Plan provides that each non-employee director of ours shall be granted an option to purchase 6,000 shares of our common stock on the date on which the individual first becomes a non-employee director. Thereafter, on the date immediately following each annual stockholders' meeting, each non-employee director who is reelected at the meeting shall be granted an additional option to purchase 6,000 shares if, on that date, he or she has served on the Board of Directors for at least six months.

     The Directors Plan provides that each option shall become exercisable in three equal annual installments, subject to the director's continuous service and subject to adjustment at each scheduled vesting date by multiplying the number of shares eligible for vesting by a fraction, the numerator of which is the number of meetings of the Board of Directors attended by the director during the preceding 12-month period and the denominator of which is the total number of meetings held during such period. Shares which do not vest on a scheduled vesting date as a result of such an adjustment will vest instead, without further adjustment, on the fifth anniversary of the date of grant. All options granted under the Directors Plan have exercise prices equal to the fair market value of one of our shares of common stock on the date of grant. Options granted under the Directors Plan have a term of ten years.

     In January 2000, we entered into a written consulting services agreement with Mr. Zinberg, pursuant to which we agreed to compensate Mr. Zinberg in the amount of $140 for each hour, or in the event we require him to travel, a maximum of $1,120 for each day, he performs services for us. Mr. Zinberg has agreed not to compete with us in any business in which we are engaged for the term of the consulting agreement. His consulting agreement is on a month-to-month basis, although we may terminate his services at any time and he may terminate his consulting relationship with us upon 30 days written notice.

EMPLOYMENT AGREEMENTS

     Messrs. Bader, Sholder and Sen have entered into employment agreements with Raytel that entitle each to receive a specified base annual salary, subject to increase by our Board of Directors from time to time, and such bonus as may be authorized from time to time by our Board. Each agreement has a term of two years, expiring in September 2001 in the case of Mr. Bader, May 2001 in the case of Mr. Sholder and February 2001 in the case of Mr. Sen. These terms are automatically extended for an additional year in September of each year, in the case of Mr. Bader, and February of each year, in the case of Mr. Sen, unless either the officer or we elect not to renew the agreement. Each of the agreements with Messrs. Bader, Sholder and Sen requires the officer to devote his full time and attention to our affairs, with certain exceptions in the case of Mr. Sholder. If we terminate the employment of Mr. Bader, Sholder or Sen other than for cause (or if the officer voluntarily terminates his employment following certain specified actions by us), the officer will be entitled to receive severance payments equal to his then current base salary for a period of 24 months following the date of termination in the cases of Messrs. Bader and Sen and 12 months following the date of termination in the case of Mr. Sholder. The current annual base salaries of Messrs. Bader, Sholder and Sen are $293,253, $300,000 and $250,001, respectively.

     In August 1999, we entered into an employment agreement with Mr. Zinberg which amended and restated the previous employment agreement he had entered into with us in September 1995. Pursuant to the new employment agreement, Mr. Zinberg is entitled to receive his annual salary in the amount of $292,253, in addition to standard health and dental benefits, until the second anniversary of his retirement, which will be December 31, 2001.

     As a result of the CVI acquisition in August 1997, we assumed the obligations of Dr. Wertheimer's employment agreement, which entitled him to receive a specified base salary, subject to increase by the Board from time to time, and such bonus as may be authorized from time to time by the Board. In connection with the sale of our subsidiary, The Heart Institute of Port St. Lucie, Inc., Dr. Wertheimer resigned from our board of directors and from employment with us on March 9, 2001, at which time his employment agreement ceased to be in effect. We do not owe Dr. Wertheimer any severance obligations.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The goals of Raytel's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of Raytel by offering compensation that is competitive in the healthcare industry, to motivate executives to achieve Raytel's business objectives and to align the interest of officers with the long-term interests of stockholders. Raytel currently uses salary, a management incentive plan, an executive deferred compensation plan and stock options to meet these goals.

COMPENSATION COMMITTEE

     The Compensation Committee is composed of three non-management members of the Board of Directors, Thomas J. Fogarty, M.D., Mary M. Lampe and Gene I. Miller. The committee is responsible for setting and administering the policies governing annual compensation of executive officers, including cash compensation and grants of stock options. The committee reviews compensation levels of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock option awards to the full Board of Directors.

FORMS OF COMPENSATION

     Raytel provides its executive officers with a compensation package consisting of base salary, variable incentive pay, and participation in benefit plans generally available to other employees. In setting total compensation, the Committee considers individual and Company performance and data gathered from the public filings of other public companies. The market data consist primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of the companies considered by the Committee to be peer companies in Raytel's industry.

     Base Salary. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions among individuals of similar education and background to the executive officers being recruited. Raytel also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to Raytel.

     Generally, salary adjustments are made for each executive officer at the end of each fiscal year. The size of the annual salary adjustments for each executive officer is primarily based on the Committee's determination that the officer has met or exceeded his or her individual goals. These individual goals are determined in consultation with management, subject to review and approval by the Board of Directors, and generally relate to strategic goals within the responsibility of the executive officer. The Chief Executive Officer's goals also include Raytel's financial performance, measured primarily by the achievement of predetermined revenue and expense objectives and maintenance of adequate cash reserves.

     Executive Bonuses. Raytel seeks to provide additional incentives and rewards to executives who make valuable contributions to Raytel. Accordingly, the Compensation Committee awards annual bonuses, which can comprise a substantial portion of the total compensation of each executive officer. At the beginning of each fiscal year, the Board establishes a suggested budget for bonuses that may be earned during such fiscal year by executive officers and other employees. Following the end of the fiscal year, the Compensation Committee determines the amount of the cash bonus to be awarded to each executive officer. Awards are based upon such factors as the Compensation Committee may consider relevant in any particular year, including Raytel's attainment of certain goals for revenue growth and profitability, as well as the Compensation Committee's evaluation of each executive officer's individual contribution to the attainment of such goals.

     Long-term Incentives. Longer-term incentives are provided through the 2000 Stock Option Plan, which rewards executives and other employees through the growth in value of Raytel's stock. The committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders.

     Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to Raytel, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officers' relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Raytel may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at the market price on the date of grant and will provide value to the executive officers only when the price of Raytel's Common Stock increases over the exercise price.

     Other Benefit Plans. Executive officers may participate in several benefit plans, including Raytel's Pension Plan, 401(k) Plan and Executive Deferred Compensation Plan, a nonqualified deferred compensation plan. Raytel makes matching contributions to the 401(k) Plan equal to 25% of the amount contributed by each employee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The base compensation payable to Richard F. Bader, Raytel's Chairman and Chief Executive Officer, is determined by the employment agreement described above under "Employment Agreements." Mr. Bader's incentive compensation and bonus are determined by the Compensation Committee based on the financial objectives set by the Compensation Committee for that fiscal year. These financial objectives include increases in revenues, earnings and shareholder value and are based, in part, upon a survey of compensation paid to the chief executive officers of comparably sized companies in the same industry as Raytel. Based on these financial objectives, the Compensation Committee materially reduced Mr. Bader's bonus for his performance during the fiscal year ended September 30, 2000.

     For specific information regarding compensation earned in fiscal 2000 by certain executive officers, see "Executive Compensation -- Summary Compensation Table."

                                          THE COMPENSATION COMMITTEE

                                          Thomas J. Fogarty, M.D.
                                          Mary M. Lampe
                                          Gene I. Miller

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Arthur Andersen LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

     The Audit Committee consists of two directors each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for The Nasdaq Stock Market. It is anticipated that a third independent director will join the Audit Committee prior to June 30, 2000. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix A.

     The Committee has discussed and reviewed with the auditors all matters required to be discussed Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Arthur Andersen LLP, with and without management present, to discuss the overall scope of Arthur Andersen's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

     The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                                          THE AUDIT COMMITTEE

                                          Gene I. Miller
                                          Mary M. Lampe

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the cumulative total return at September 30, 2000 (assuming the reinvestment of dividends) on $100 invested, alternatively in Raytel's Common Stock, the Nasdaq Stock Market -- US Index, and the Nasdaq Health Services Index on December 1, 1995, the date of Raytel's initial public offering.

                              [PERFORMANCE GRAPH]
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                              RAYTEL MEDICAL CORP.
Prepared by the Center for Research in Security Prices Produced on 04/04/2001 including data to 12/29/2000

Company Index:    CUSIP       Ticker    Class    Sic
                                                         Exchange
                  75510710    RTEL               8090     NASDAQ
                  Fiscal Year-end is 12/31/2000

Market Index: Nasdaq Stock Market (US Companies)
Peer Index: Nasdaq Health Services Stocks
            SIC 8000-8099 US & Foreign

INDEX      DATE      COMPANY INDEX   MARKET INDEX   PEER INDEX
 .000    12/29/1995      100.000        100.000       100.000
 .313    01/31/1996      129.412        100.500       104.313
 .375    02/29/1996      111.765        104.333       106.375
 .291    03/29/1996      117.647        104.681       104.291
 .044    04/30/1996      132.353        113.350       114.044
 .889    05/31/1996      139.706        118.551       119.889
 .377    06/28/1996      150.000        113.210       113.377
 .129    07/31/1996      123.529        103.140       100.129
 .073    08/30/1996      151.471        108.926       107.073
 .715    09/30/1996      158.824        117.248       112.715
 .553    10/31/1996      129.412        115.944        97.553
 .221    11/29/1996      114.706        123.132        98.211
 .856    12/31/1996      129.412        123.027        99.856
 .469    01/31/1997      126.471        131.756       101.469
 .125    02/28/1997      132.353        124.464       100.125
 .237    03/31/1997      123.529        116.348        93.237
 .366    04/30/1997       98.529        119.975        88.366
 .627    05/30/1997      118.382        133.563        99.627
 .768    06/30/1997      135.294        137.670       104.768
 .790    07/31/1997      121.324        152.174       106.790
 .105    08/29/1997      147.059        151.946       105.105
 .973    09/30/1997      170.588        160.951       113.973
 .528    10/31/1997      145.588        152.565       106.528
 .869    11/28/1997      145.588        153.371       101.869
 .456    12/31/1997      136.765        150.682       102.456
 .726    01/30/1998      150.000        155.455        99.728
 .866    02/27/1998      104.412        170.062       108.866
 .409    03/31/1998       93.199        176.348       112.409
 .231    04/30/1998       92.647        179.329       112.231
 .218    05/29/1998       82.353        169.362       102.218
 .069    06/30/1998       64.706        181.198       102.069
 .128    07/31/1998       55.882        179.076        87.128
 .074    08/31/1998       69.118        143.576        68.074
 .668    09/30/1998       53.676        163.494        76.668
 .845    10/30/1998       54.044        170.677        82.845
 .275    11/30/1998       58.824        188.030        80.275
 .852    12/31/1998       54.779        212.459        86.852
 .254    01/29/1999       55.882        243.297        83.254
 .474    02/26/1999       56.985        221.509        75.474
 .758    03/31/1999       48.529        238.271        77.758
 .448    04/30/1999       51.471        245.946        81.448
 .302    05/28/1999       59.559        239.134        87.302
 .058    06/30/1999       54.412        260.650        96.058
 .399    07/30/1999       49.265        255.950        83.399
 .592    08/31/1999       33.088        266.773        74.592
 .958    09/30/1999       31.985        267.138        70.958
 .403    10/29/1999       36.029        288.544        59.403
 .780    11/30/1999       35.294        323.638        62.780
 .862    12/31/1999       36.029        394.821        69.862
 .660    01/31/2000       38.235        380.208        71.660
 .771    02/29/2000       44.118        452.483        74.771
 .659    03/31/2000       36.765        443.166        72.659
 .603    04/28/2000       36.765        372.760        66.603
 .241    05/31/2000       27.941        327.793        68.241
 .144    06/30/2000       20.588        385.309        74.144
 .651    07/31/2000       13.971        364.433        76.651
 .015    08/31/2000        9.926        407.492        79.015
 .314    09/29/2000       14.706        354.535        82.314
 .545    10/31/2000       11.765        325.330        83.545
 .606    11/30/2000       11.397        250.817        79.606
 .909    12/29/2000        9.559        237.368        95.909

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us, Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent shareholders were complied with in fiscal year 2000, except that a Form 3 for Mr. Sholder was not timely filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Upon its acquisition of CVI in August 1997, Raytel, through The Heart Institute of Port St. Lucie ("HIPSL"), a subsidiary of CVI, became a party to a real estate lease agreement with 1700 S.E. Hillmoor Drive, Inc., a Florida corporation in which David E. Wertheimer, former Senior Vice President and a former director of Raytel, is a minority shareholder. Dr. Wertheimer resigned from our Board of Directors and from employment with us on March 9, 2001, in connection with the sale of HIPSL to a physician practice group with which he is affiliated. The lease is for an office condominium consisting of approximately 22,500 square feet in a medical office building. The lease commenced January 1, 1997 and has a ten-year term, with a single option to renew for an additional ten-year term on the same terms and conditions. Pursuant to the terms of the lease, HIPSL is obligated to pay $349,411.68 per year in rent, payable in equal monthly installments on the first day of each month. The rent is adjustable beginning in 2002 based on the change, if any, in the interest rate on the loan secured by the real property. HIPSL is also responsible for all real estate taxes on the tenant improvements and personal property located on the premises, as well as all operating costs, such as utilities, heating, ventilation and air conditioning and all condominium association fees.

     Through an affiliated medical group owned by Dr. Wertheimer, Raytel and Granada Hills Community Hospital have entered into an agreement for Raytel to be the exclusive provider of cardiac surgery services at the hospital and to manage the hospital's cardiovascular surgery program. Raytel has also entered into an agreement with a leading cardiothoracic surgeon to provide the cardiac surgery services at the hospital. The initial term of both agreements is nine years. Raytel provides management services to the affiliated medical group under a management services agreement pursuant to which Raytel receives all of the income for its services to the affiliated medical group. Dr. Wertheimer has also entered into a succession agreement which permits Raytel to appoint the successor shareholder of the medical group in the event Dr. Wertheimer is no longer employed by Raytel.

     Through additional affiliated medical groups owned by Dr. Wertheimer, Raytel has entered into professional services arrangements with two independent medical groups to provide radiology services at two of its diagnostic imaging centers. Raytel provides management services to the affiliated medical groups under a management services agreement pursuant to which Raytel receives all of the income for its services to the affiliated medical group. Dr. Wertheimer has also entered into a succession agreement which permits Raytel to appoint the successor shareholder of the medical group in the event Dr. Wertheimer is no longer employed by Raytel.

                                 PROPOSAL NO. 2

           APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 TO EFFECT A ONE-FOR-FOUR REVERSE SPLIT OF THE
                       OUTSTANDING SHARES OF COMMON STOCK

BACKGROUND

     Our Board of Directors has proposed amending Article IV(A) of our certificate of incorporation to effect a reverse stock split in which the outstanding shares of common stock, referred to as "old common stock," will be combined and reconstituted as a smaller number of shares of common stock, referred to as "new common stock," in a ratio of between two and four shares of old common stock for each share of new common stock. The permissible ratios between two and four will vary by increments of 0.1, such that we could effect a 1-for-2.8 reverse split but not a 1-for-2.75 reverse split. The exact ratio will be determined by the Board based on prevailing market conditions at the time the reverse stock split is effected. Stockholders are being asked to approve a separate amendment to the certificate of incorporation corresponding to each of the possible reverse split ratios between two and four, with the Board having the authority to give its final approval to only one of such amendments.

     By approving the proposed amendment, the stockholders will be authorizing the Board to implement the reverse split at any time on or before December 31, 2001 or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on foregoing date, the board will either resolicit stockholder approval or abandon the reverse split.

PURPOSE OF THE REVERSE STOCK SPLIT

     The purpose of the reverse stock split is to facilitate the continued listing of our common stock on the Nasdaq SmallCap Market and its possible future listing on the Nasdaq National Market. On September 26, 2000, we received a notice from Nasdaq that we had failed to comply with the continued listing requirements for the Nasdaq National Market on the basis that, during the previous 30 trading days, our common stock had failed to maintain a minimum bid price of $1.00 per share and the market value of our public float (i.e., the number of shares held by shareholders other than directors, executive officers and 10% stockholders) had been less than $5 million. On February 1, 2001, we participated in a hearing before a Nasdaq listing qualifications panel to review Nasdaq's determination that we were not in compliance with its listing requirements. Following the hearing, we advised the panel that we would take affirmative steps to achieve compliance by seeking stockholder approval of a reverse stock split. Thereafter, the Nasdaq approved the conditional listing of our common stock on the Nasdaq SmallCap Market and transferred the listing of our securities from the Nasdaq National Market to the Nasdaq SmallCap Market, effective February 26, 2000.

     A reverse stock split should have the effect of increasing the trading price of our common stock, because it will result in a proportionate increase in our reported earnings per share. The Board of Directors believes that the proposed reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement. However, the market price of our common stock may not rise in proportion to the reduction in the number of outstanding shares resulting from the reverse split. Moreover, our share price has been subject to a downward trend over the past several months, and the price may not remain above $1.00 even if it exceeds that price initially following the reverse split.

     If the market price for our common stock remains below $1.00 per share, our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser, receive the purchaser's written consent to the transaction prior to sale, and make special disclosures regarding sales commissions, current stock price quotations, recent price information and information on the limited market in penny stock. Because of these additional obligations, some brokers may not effect transactions in penny stocks, which could adversely affect the liquidity of our common stock.

     If the market price for our common stock stays above $1.00 but our public float does not stay above $5 million for a sustained period of time, we will not qualify for renewed listing on the Nasdaq National Market but may continue to qualify for listing on the Nasdaq SmallCap Market. Listing on the Nasdaq SmallCap Market would enable us to return to the Nasdaq National Market if and when we re-establish compliance with the public float requirement. If we could not qualify for listing on the Nasdaq SmallCap Market, then we would not be eligible for listing again on the Nasdaq National Market unless we complied with the initial listing requirements, which are significantly more stringent than the continued listing requirements.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

     If this proposal is approved by stockholders, the reverse split will become effective at such time as we file the amendment to our certificate of incorporation with the Delaware Secretary of State, which may take place at any time on or before December 31, 2001. Before we file this amendment, the board of directors must approve the final ratio in which old common stock will be converted into new common stock. Even if the reverse stock split is approved by stockholders, our board of directors has discretion to decline to carry out the reverse split if it determines that the reverse split is not necessary to avoid the delisting of our common stock or if it determines that the reverse split will not be beneficial for any other reason. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

CERTIFICATES AND FRACTIONAL SHARES

     As soon as practicable after the effective date of the reverse stock split, we will request that all stockholders return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. Stockholders should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

     Beginning with the effective date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

     No fractional shares will be issued. A stockholder will receive cash in lieu of any fractional share based on the closing price of Raytel common stock on the Nasdaq SmallCap Market on the effective date of the reverse stock split.

EFFECTS OF THE REVERSE STOCK SPLIT

     The principal effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 8,752,000 shares to between approximately 4,376,000 shares and approximately 2,188,000 shares. In addition, the reverse stock split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option and stock purchase plans and the number of shares of common stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options will be reduced from approximately 1,307,000 shares to between approximately 653,500 shares and approximately 326,750 shares.

     The reduction in the number of outstanding shares is expected to increase the trading price of our common stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split ratio or that any increase in the trading price will be sustained. The trading price of our common stock depends on a variety of factors, including many which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse split might not overcome that sentiment enough to increase our stock price to a level that consistently exceeds $1.00 per share.

     The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own "odd lots," which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

     The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. No stockholder's percentage ownership of common stock will be altered except for the effect of rounding fractional shares.

     Because our authorized common stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued by our board of directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

     While the board of directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control Raytel. The reverse stock split is not being recommended by the board as part of an anti-takeover strategy.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDER VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as the independent public accountants of Raytel for the current fiscal year ending September 30, 2001. The selection of independent public accountants is submitted to the stockholders for ratification at the annual meeting. In the event that ratification by the stockholders of the selection of Arthur Andersen LLP as Raytel's independent public accountants is not obtained, the Board of Directors will reconsider such selection. Arthur Andersen LLP has audited Raytel's financial statements since 1993.

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended September 30, 2000 by Arthur Andersen LLP:

Audit Fees................................................  $215,834
All Other Fees............................................  $211,346

     The Audit Committee has considered the role of Arthur Andersen LLP in providing business consulting and tax services and other non-audit services to the Company and has concluded that such services are compatible with Arthur Andersen LLP's independence as the Company's auditors.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Our bylaws require advance notice of any stockholder proposals to be brought before a stockholders' meeting. Under the bylaws, in order for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Raytel. To be timely, a stockholder proposal to be presented at an annual meeting must be received at our principal executive offices not less than 120 calendar days in advance of the date that Raytel's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder will be considered timely if it is received not later than the close of business on the 10th day following the day on which such notice of the meeting was mailed or such earlier date as the meeting date was publicly disclosed.

     Because the date of our annual meeting has been delayed more than 30 days from the date contemplated at the time of last year's proxy statement, proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by us no later than the 10th day following the day on which we file this definitive proxy statement with the Securities and Exchange Commission, such filing constituting public disclosure of the date of the 2001 Annual Meeting of Stockholders.

     We anticipate that the 2002 Annual Meeting of Stockholders will be held on Thursday, May 2, 2002 and that, accordingly, any stockholder proposals for the 2002 Annual Meeting of Stockholders must be received in our principal executive offices on or before Wednesday, January 2, 2002. Such proposals may be included in the proxy statement for that annual meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2001 Annual Meeting of Stockholders of Raytel Medical Corporation other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ RICHARD F. BADER
                                          Richard F. Bader

                                                                      APPENDIX A

                           RAYTEL MEDICAL CORPORATION

                     CHARTER OF THE AUDIT COMMITTEE OF THE

                               BOARD OF DIRECTORS

I. STATEMENT OF POLICY

     This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of Raytel Medical Corporation (the "Company"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

     - Review and appraise the audit efforts and independence of the Company's auditors.

     - Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

     The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

     - is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

     - is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

     - has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service), retirement plan benefits or non-discretionary compensation;

     - has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

     - is not an executive of another corporation on whose Compensation Committee any of the Company's current executives serves.

     All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company's financial statements consistent with Section IV.A.5. below.

IV. PROCESSES

     To fulfill its responsibilities and duties the Committee shall:

     A. Documents/Reports to Review

          1. Review and reassess the Charter's adequacy periodically, as conditions dictate.

          2. Review the organization's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

          3. Review the regular Management Letter to management prepared by the independent auditors and management's response.

          4. Review related party transactions for potential conflicts of interests.

          5. Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-K and Form 10-Qs. These meetings should include a discussion of the independent auditors judgment quality of the Company's accounting and any uncorrected misstatements as a result of the auditors quarterly review.

          6. Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

     B. Independent Auditors

          1. Recommend to the Board the selection of the independent auditors, considering independence and effectiveness.

          2. Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

          3. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

          4. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

          5. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

     C. Financial Reporting Processes

          1. In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

          2. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          3. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

     D. Process Improvement

          1. Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          2. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          3. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

          4. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

          5. Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

     E. Ethical and Legal Compliance

          1. Ensure that management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior and provide management.

          2. Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

          3. Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

          4. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

          5. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

          6. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

          7. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

                           RAYTEL MEDICAL CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Richard F. Bader and John F. Lawler, Jr., or either of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Raytel Medical Corporation., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Hotel at Bradley International Airport, 16 Ella Grasso Turnpike, in Windsor Locks, Connecticut on May 9, 2001, at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 16, 2001 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.



CONTINUED AND TO BE SIGNED ON REVERSE SIDE                         -------------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                   -------------

[X]  Please mark
     votes as in
     this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

A vote FOR the following proposals is recommended by the Board of Directors:

1. To elect the following two (2) persons as Class III directors to hold office for a three-year term:

     [ ]  FOR all nominees              [ ]  WITHHOLD AUTHORITY
          listed below (except               to vote for all
          as marked to the                   nominees listed
          contrary below.)                   below.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                RICHARD F. BADER
                                  ALLAN ZINBERG

     2. To consider and approve an amendment to the Certificate of Incorporation to effect a reverse split of outstanding Common Stock by a ratio between 1-for-2 and 1-for-4.

          [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. To consider, approve and ratify the appointment of Pricewaterhouse Coopers, LLP as independent public auditors for the Company for the fiscal year ending September 30, 2001.

          [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                                    MARK HERE   [ ]          MARK HERE   [ ]
                                   FOR ADDRESS              IF YOU PLAN
                                    CHANGE AND               TO ATTEND
                                   NOTE AT LEFT             THE MEETING


PLEASE SIGN HERE. If shares
of stock are held jointly,
both or all of such persons
should sign. Corporate or     Signature:                         Date:
partnership proxies should              ------------------------      ----------
be signed in full corporate
or partnership name by an
authorized person. Persons    Signature:                         Date:
signing in a fiduciary                  ------------------------      ----------
capacity should indicate
their full titles in such
capacity.


                                       2